Exhibit 99.1

Supermicro Announces Second Quarter Fiscal Year 2024 Financial Results

SAN JOSE, Calif. -- January 29, 2024 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for AI, Cloud, Storage and 5G/Edge, today announced financial results for its second quarter of fiscal year 2024 ended December 31, 2023.

Second Quarter Fiscal Year 2024 Highlights
•Net sales of $3.66 billion versus $2.12 billion in the first quarter of fiscal year 2024 and $1.80 billion in the same quarter of last year.
•Gross margin of 15.4% versus 16.7% in the first quarter of fiscal year 2024 and 18.7% in the same quarter of last year.
•Net income of $296 million versus $157 million in the first quarter of fiscal year 2024 and $176 million in the same quarter of last year.
•Diluted net income per common share of $5.10 versus $2.75 in the first quarter of fiscal year 2024 and $3.14 in the same quarter of last year.
•Non-GAAP diluted net income per common share of $5.59 versus $3.43 in the first quarter of fiscal year 2024 and $3.26 in the same quarter of last year.
•Cash flow used in operations for the second quarter of fiscal year 2024 of $595 million and capital expenditures of $15 million.

Non-GAAP gross margin for the second quarter of fiscal year 2024 was 15.5% which adds back stock-based compensation expenses of $4 million. Non-GAAP diluted net income per common share for the second quarter of fiscal year 2024 was $5.59, with adjustments for stock-based compensation expenses of $43 million, net of the related tax effects of $10 million.

As of December 31, 2023, total cash and cash equivalents was $726 million and total bank debt was $376 million.

“We continued to demonstrate our market leadership in fiscal Q2 2024, reporting record revenue results of $3.66B, year-over-year growth of 103%,” said Charles Liang, President and CEO of Supermicro. “While we continue to win new partners, our current end customers continue to demand more Supermicro’s optimized AI computer platforms and rack-scale Total IT Solutions. As our innovative solutions continue to gain market share, we are raising our fiscal year 2024 revenue outlook to $14.3 billion to $14.7 billion.”

Business Outlook and Management Commentary
For the third quarter of fiscal year 2024 ending March 31, 2024, the Company expects net sales of $3.7 billion to $4.1 billion, GAAP net income per diluted share of $4.79 to $5.64 and non-GAAP net income per diluted share of $5.20 to $6.01. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 13.8% and 15.8%, respectively, and a fully diluted share count of 60.1 million shares for GAAP and fully diluted share count of 61.0 million shares for non-GAAP. The outlook for third quarter of fiscal year 2024 GAAP net income per diluted share includes approximately $28 million in expected stock-based compensation, net of related tax effects of $14 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2024 ending June 30, 2024, the Company is raising its guidance for revenues from a range of $10 billion to $11 billion to a range of $14.3 billion to $14.7 billion.

Conference Call and Webcast Information
Supermicro will present a live audio webcast of a conference call to review its second quarter of fiscal year 2024 on Monday, January 29, 2024, at 5:00 p.m. ET / 2:00 p.m. PT.
The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the third quarter of fiscal year 2024 and updated full year fiscal 2024 guidance, the ability to continue to demonstrate market leadership, the ability to continue to win new partners, and our ability to continue to gain market share. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses and litigation recovery adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of GAAP gross margin to non-GAAP gross margin and from GAAP diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming to being a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power and chassis products. The products are designed and manufactured in-house (in US, Taiwan and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	December 31,	June 30,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$725,660	$440,459
Accounts receivable, net of allowance for credit losses	1,502,971	1,148,259
Inventories	2,466,997	1,445,564
Prepaid expenses and other current assets	146,727	145,144
Total current assets	4,842,355	3,179,426
Property, plant and equipment, net	297,102	290,240
Deferred income taxes, net	218,274	162,654
Other assets	47,269	42,409
Total assets	$5,405,000	$3,674,729
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,261,533	$776,831
Accrued liabilities	214,462	163,865
Income taxes payable	46,453	129,166
Short-term debt	276,307	170,123
Deferred revenue	193,334	134,667
Total current liabilities	1,992,089	1,374,652
Deferred revenue, non-current	190,342	169,781
Long-term debt	99,322	120,179
Other long-term liabilities	46,173	37,947
Total liabilities	2,327,926	1,702,559
Stockholders’ equity:
Common stock and additional paid-in capital	1,190,276	538,352
Accumulated other comprehensive income	657	639
Retained earnings	1,885,977	1,433,014
Total Super Micro Computer, Inc. stockholders’ equity	3,076,910	1,972,005
Noncontrolling interest	164	165
Total stockholders’ equity	3,077,074	1,972,170
Total liabilities and stockholders’ equity	$5,405,000	$3,674,729

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net sales	$3,664,924	$1,803,195	$5,784,596	$3,655,325
Cost of sales	3,100,602	1,465,773	4,866,583	2,970,368
Gross profit	564,322	337,422	918,013	684,957
Operating expenses:
Research and development	108,824	70,700	219,851	144,943
Sales and marketing	46,854	28,445	84,084	57,808
General and administrative	37,180	23,095	70,104	46,901
Total operating expenses	192,858	122,240	374,039	249,652
Income from operations	371,464	215,182	543,974	435,305
Other (expense) income, net	(7,886)	(6,335)	(1,273)	1,719
Interest expense	(8,131)	(1,756)	(9,994)	(5,694)
Income before income tax provision	355,447	207,091	532,707	431,330
Income tax provision	(61,503)	(29,573)	(81,718)	(68,507)
Share of income (loss) from equity investee, net of taxes	2,024	(1,351)	1,974	(2,240)
Net income	$295,968	$176,167	$452,963	$360,583
Net income per common share:
Basic	$5.47	$3.31	$8.45	$6.84
Diluted	$5.10	$3.14	$7.86	$6.51
Weighted-average shares used in calculation of net income per common share:
Basic	54,135	53,160	53,614	52,726
Diluted	58,078	56,144	57,632	55,427

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cost of sales	$3,555	$1,486	$9,459	$2,370
Research and development	25,439	9,334	61,149	15,452
Sales and marketing	4,340	1,448	10,005	2,257
General and administrative	9,727	4,713	19,827	7,916
Stock-based compensation expense	$43,061	$16,981	$100,440	$27,995

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Six Months Ended December 31,
	2023	2022
Net cash (used in) provided by operating activities	$(324,620)	$474,674
Net cash used in investing activities	(22,535)	(20,631)
Net cash provided by (used in) financing activities	632,194	(415,821)
Effect of exchange rate fluctuations on cash	170	(1,693)
Net increase in cash, cash equivalents and restricted cash	285,209	36,529
Cash, cash equivalents and restricted cash at the beginning of the period	440,960	268,559
Cash, cash equivalents and restricted cash at the end of the period	$726,169	$305,088

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP GROSS PROFIT	$564,322	$337,422	$918,013	$684,957
Stock-based compensation	3,555	1,486	9,459	2,370
NON-GAAP GROSS PROFIT	$567,877	$338,908	$927,472	$687,327

GAAP GROSS MARGIN	15.4%	18.7%	15.9%	18.7%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%
NON-GAAP GROSS MARGIN	15.5%	18.8%	16.0%	18.8%

GAAP OPERATING EXPENSE	$192,858	$122,240	$374,039	$249,652
Stock-based compensation	(39,506)	(15,495)	(90,981)	(25,625)
Litigation recovery	—	2,230	—	2,230
NON-GAAP OPERATING EXPENSE	$153,352	$108,975	$283,058	$226,257

GAAP INCOME FROM OPERATIONS	$371,464	$215,182	$543,974	$435,305
Stock-based compensation	43,061	16,981	100,440	27,995
Litigation recovery	—	(2,230)	—	(2,230)
NON-GAAP INCOME FROM OPERATIONS	$414,525	$229,933	$644,414	$461,070

GAAP OPERATING MARGIN	10.1%	11.9%	9.4%	11.9%
Stock-based compensation	1.2%	1.0%	1.7%	0.8%
Litigation recovery	—%	(0.1)%	—%	(0.1)%
NON-GAAP OPERATING MARGIN	11.3%	12.8%	11.1%	12.6%

GAAP TAX EXPENSE	$61,503	$29,573	$81,718	$68,507
Adjustments to tax provision	9,569	4,300	25,618	7,530
NON-GAAP TAX EXPENSE	$71,072	$33,873	$107,336	$76,037

GAAP NET INCOME	$295,968	$176,167	$452,963	$360,583
Stock-based compensation	43,061	16,981	100,440	27,995
Litigation recovery	—	(2,230)	—	(2,230)
Adjustments to tax provision	(9,569)	(4,300)	(25,618)	(7,530)
NON-GAAP NET INCOME	$329,460	$186,618	$527,785	$378,818

GAAP NET INCOME PER COMMON SHARE – BASIC	$5.47	$3.31	$8.45	$6.84
Impact of Non-GAAP adjustments	0.62	0.20	1.39	0.34
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$6.09	$3.51	$9.84	$7.18

GAAP NET INCOME PER COMMON SHARE – DILUTED	$5.10	$3.14	$7.86	$6.51
Impact of Non-GAAP adjustments	0.49	0.12	1.18	0.18
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$5.59	$3.26	$9.04	$6.69

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	54,135	53,160	53,614	52,726
BASIC – NON-GAAP	54,135	53,160	53,614	52,726

DILUTED – GAAP	58,078	56,144	57,632	55,427
DILUTED – NON-GAAP	58,962	57,318	58,404	56,641

Non-GAAP diluted net income per common share for the first quarter of fiscal year 2024 was $3.43, with adjustments for stock-based compensation expenses of $41 million, net of the related tax effects of $16 million.